SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
Filed by the Registrant                                       |X|
Filed by a Party other than the Registrant                    |_|

Check the appropriate box:

|_| Preliminary Proxy Statement             |_| Confidential, for Use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            FIRST ESSEX BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_|         Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement no.:

         3)       Filing Party:

         4)       Date Filed:


                                    * * * * *

[Logo]

--------------------------------------------------------------------------------

                            FIRST ESSEX BANCORP, INC.


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                            to be held on May 7, 1998

                                       and

                                 PROXY STATEMENT

--------------------------------------------------------------------------------





                                    IMPORTANT
                      Please mark, sign and date your proxy
                and promptly return it in the enclosed envelope.

[Logo]
                                                                   April 6, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") to be held on Thursday, May 7, 1998, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

     The Annual Meeting has been called for the purpose of electing three Class II Directors, each for a three-year term and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 13, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

     The Board of Directors of the Corporation recommends that you vote "FOR" the election of the three nominees of the Board of Directors as Directors of the Corporation.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                           Very truly yours,

                                           /s/ Leonard A. Wilson

                                           LEONARD A. WILSON
                                           President and Chief Executive Officer



CORPORATE HEADQUARTERS:  71 Main Street, Andover, MA 01810
                         Telephone (978) 681-7500

                           FIRST ESSEX BANCORP, INC.

                                 71 Main Street
                          Andover, Massachusetts 01810
                           Telephone: (978) 681-7500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held on Thursday, May 7, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") will be held on Thursday, May 7, 1998, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the purpose of considering and acting upon:

         1. The election of three Class II Directors each for a three-year term; and

         2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 13, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                              By Order of the Board of Directors

                                              /s/ William F. Burke

                                              WILLIAM F. BURKE
                                              Secretary


Andover, Massachusetts
April 6, 1998


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            FIRST ESSEX BANCORP, INC.

                                 71 Main Street
                          Andover, Massachusetts 01810
                            Telephone: (978) 681-7500

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Thursday, May 7, 1998

     This Proxy Statement is being furnished to stockholders on or about April 6, 1998 in connection with the solicitation of proxies by the Board of Directors of First Essex Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 7, 1998, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Corporation will be asked to consider and vote upon the following matters:

         1. To elect three Class II Directors each for a three-year term, each such term to continue until the 2001 annual meeting and until each such Director's successor is duly elected and qualified; and,

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to stockholders of the Corporation on or about April 6, 1998, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 13, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,533,888 shares of the Corporation's common stock, par value $0.10 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and 1333 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the shares present and voting is necessary to elect a nominee as a Director of the Corporation. Assuming the presence of a quorum, abstentions and broker non-votes will have no effect on the outcome of the election of Directors. Votes will be tabulated by the Corporation's transfer agent, BankBoston, N.A., c/o Boston EquiServe Limited Partnership.

     Stockholders of the Corporation are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Common stock represented by properly executed proxies received by the Corporation and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the three nominees for Director listed in this proxy statement. It is not anticipated that any matters other than the election of Directors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Corporation, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

     The Annual Report of the Corporation, including financial statements for the fiscal year ended December 31, 1997 ("fiscal 1997"), is being mailed to stockholders of the Corporation concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

     Stockholders of record on March 13, 1998 will receive a Proxy Statement and the Corporation's 1997 Annual Report to Stockholders, which contains detailed financial information concerning the Corporation. The Corporation will mail, without charge, a copy of its Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to David W. Dailey, Chief Financial Officer, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.

                                     GENERAL

     First Essex Bancorp, Inc., a Delaware corporation, is the holding company for First Essex Bank, FSB (the "Bank").

                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently consists of eight members and is divided into three classes, two of which have three members and one of which has two members. Directors serve for three year terms with one class of Directors being elected by the Corporation's stockholders at each annual meeting.

     At the Annual Meeting, three Class II Directors will be elected to serve until the 2001 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Augustine J. Fabiani, Walter W. Topham and Leonard A. Wilson to serve as Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of each of the nominees. Each of the nominees has agreed to stand for election and to serve if elected as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

     The Board of Directors of the Corporation recommends that the Corporation's stockholders vote FOR the election of the three nominees of the Board of Directors as Directors of the Corporation.

Information Regarding Directors and Nominees

     The following table sets forth certain information as of March 13, 1998 concerning each Director of the Corporation, including the three Class II Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Corporation.


                                                                Director
                   Name                            Age          Since(1)
---------------------------------------------   ---------  ------------------

CLASS I - TERM TO EXPIRE 2000
Frank J. Leone, Jr.  . . . . . . . . . . . .        58            1973
Robert H. Pangione   . . . . . . . . . . . .        62            1982


CLASS II - TERM TO EXPIRE 1998
Augustine J. Fabiani * . . . . . . . . . . .        67            1981
Walter W. Topham * . . . . . . . . . . . . .        59            1981
Leonard A. Wilson *  . . . . . . . . . . . .        58            1989

CLASS III - TERM TO EXPIRE 1999
Thomas S. Barenboim   . . . . . . . . . . . .       42            1996
William L. Lane                                     56            1977
Robert H. Watkinson     . . . . . . . . . . .       57            1983
--------------------------
*        Nominee for election.

(1) The Bank converted from mutual to stock form in December, 1986, and the Corporation was simultaneously formed to be the holding company for the Bank. All Directors of the Corporation were first elected on, and have served as Directors since, December 17, 1986, except Messrs. Wilson and Barenboim, who were elected to the Board effective as of February 16, 1989 and March 21, 1996, respectively. The year listed in the table is the year in which the named individual became a Trustee of the Bank (prior to its conversion from mutual to stock form) or a Director of the Corporation. All Directors are also Directors of the Bank.

     The principal occupation and business experience during at least the last five years for each Director of the Corporation is set forth below. Information regarding Mr. Wilson is set forth under the heading "Executive Officers."

     Thomas S. Barenboim is President and owner of Clark Chrysler-Plymouth Jeep Eagle, Robert's Chrysler Plymouth, Thames Ford-Mercury, and I.T. Robert's Autobody.

     Augustine J. Fabiani is retired; he was formerly Division Personnel Manager of Massachusetts Electric Co. in North Andover, Massachusetts.

     William L. Lane is President and Chief Executive Officer of Valley Regional Health System, Inc. and its subsidiary corporations, Holy Family Hospital, Inc., Valley Regional Support Services, Inc., Valley Regional Ventures, Inc., Andover Center for Physical Therapy and Holy Family Hospital Foundation, Inc. The principal business of these corporations is to provide acute hospital service. Mr. Lane has been the Chief Executive Officer of this entity since 1971.

     Frank J. Leone, Jr. is a partner in Leone Realty Trust, commercial real estate. He was formerly President of F.J. Leone Furniture Co., Inc., a furniture store located in Methuen, Massachusetts.

     Robert H. Pangione is President of MacDonald and Pangione Insurance Agency, Inc. in North Andover, Massachusetts, and R.C. Briggs Insurance Agency, Inc. in Amesbury, Massachusetts.

     Walter W. Topham is a partner of Topham, Fardy & Co., Certified Public Accountants, located in Andover, Massachusetts.

     Robert H. Watkinson is Executive Director of Massachusetts Statewide Emergency Telecommunications Board, in Reading, Massachusetts. He was formerly a telecommunications consultant and a Managing Director of NYNEX, at its facility in Boston.

Information Regarding the Board of Directors and its Committees

     The Board of Directors of the Corporation held 15 meetings during fiscal 1997. During fiscal 1997, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member, except that Robert H. Pangione, as a member of the Compensation/Nominating Committee, attended 67% of the meetings of that committee due to a prolonged illness.

     The Corporation has four standing committees: an Executive Committee, an Auditing Committee, a Compensation/Nominating Committee, and a Community Reinvestment Act (CRA) Committee.

     Executive Committee. The members of the Executive Committee are Messrs. Leone, Pangione, Topham and Wilson. During fiscal 1997, the Executive Committee of the Corporation met 19 times. The Executive Committee is vested with authority of the Board in most matters between meetings of the Board.

     Auditing Committee. The members of the Auditing Committee are Messrs. Fabiani, Lane, Topham and Watkinson. The members of the Auditing Committee of the Corporation also serve as members of the Auditing Committee of the Bank. During fiscal 1997, the Auditing Committee of the Corporation met 5 times. The Auditing Committee reviews the financial statements of the Corporation and the scope of the annual audit, monitors the Corporation's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants.

     Compensation/Nominating Committee. The members of the Compensation/Nominating Committee are Messrs. Barenboim, Fabiani, Pangione, Topham and Wilson (ex officio). The members of the Compensation/Nominating Committee of the Corporation also constitute the Compensation/Nominating Committee of the Bank. During fiscal 1997, the Compensation /Nominating Committee of the Corporation met 6 times. The Compensation/Nominating Committee recommends the compensation levels, positions and titles of officers and employees of the Corporation to the Board of Directors. The members of the

Compensation/Nominating Committee also serve as the Option Committee under the 1987 and 1997 Stock Option Plans. The Compensation/Nominating Committee recommends nominees for election as Directors of the Corporation. The Compensation/Nominating Committee will consider nominees for Director recommended by stockholders for the 1999 Annual Meeting. If any stockholder desires to make such a recommendation, the name or names of the persons recommended should be submitted in writing together with supporting information with respect to the qualifications and experience of such persons in the manner set forth in the By-Laws of the Corporation. See "Submission of Stockholder Proposals for 1999 Annual Meeting."

     Community Reinvestment Act (CRA) Committee. The members of the CRA Committee are Messrs. Leone and Watkinson. During fiscal 1997, the CRA Committee of the Corporation met 3 times.

     During fiscal 1997, Directors of the Corporation who are not employees of the Corporation received $400 for each Board of Directors meeting they attended. Members of the Executive Committee, the Auditing Committee, the Compensation/Nominating Committee and the CRA Committee also received $400 for each committee meeting they attended. The Directors also received an annual retainer of $10,000 payable in cash on a quarterly basis. No such fees are paid to Directors who are also employees of the Corporation. The Directors of the Corporation are also the Directors of the Bank. No additional fees or retainers are paid to any Director for serving on the Bank's Board of Directors or any committee thereof. For fiscal 1998, the Directors will receive a $600 fee for each Board of Directors or committee meeting they attend, in addition to the annual retainer.

Executive Officers

     The names and ages of all executive officers of the Corporation and the principal occupation and business experience during at least the last five years for each are set forth below as of February 28, 1998.

     Leonard A. Wilson became President and Chief Executive Officer of the Corporation in May 1989 and President and Chief Executive Officer of the Bank in February 1989. Mr. Wilson was Executive Vice President of the Corporation from February 1989 to May 1989. Mr. Wilson was previously employed, since 1966, by various commercial banking subsidiaries of Shawmut Corporation in various management and executive positions. Mr. Wilson was Chairman of the Board and/or President and Chief Executive Officer for various subsidiaries of Shawmut Corporation from 1981 to 1989. Mr. Wilson is 58 years old.

     David W. Dailey became Executive Vice President and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank in October 1991. Mr. Dailey was previously employed by Shawmut National Corporation as its Senior Vice President and Division Head of Financial Operations from 1989 to 1991, Senior Vice President and Division Head of Finance from 1985 through 1988 and Senior Vice President and Division Head of Control and Services from 1981 through 1984. In these positions, Mr. Dailey was responsible for accounting control, financial systems and financial operations, including tax planning, audit and treasury functions and risk management. He was employed by Shawmut National Corporation in other executive and managerial capacities from 1973 through 1981. Mr. Dailey is 58 years old.

     John M. DiGaetano became Executive Vice President of the Corporation and Executive Vice President for Consumer Banking of the Bank in October 1992. Mr. DiGaetano was previously employed by Shawmut National Corporation as its President of Shawmut Arlington Trust Company from 1989 to

1991. Previously Mr. DiGaetano was Executive Vice President of Consumer Banking for Arlington Trust Company from 1984 to 1989. In these positions, Mr. DiGaetano was responsible for branch administration, consumer sales, marketing and consumer lending. He was employed by Arlington Trust Company in other executive and managerial capacities from 1961 through 1984. Mr. DiGaetano is 54 years old.

     Wayne C. Golon became Executive Vice President of the Corporation and Executive Vice President for Operations and Systems of the Bank in July 1995. Mr. Golon was previously employed by Shawmut National Corporation as its Senior Vice President and Division Head of Cash Management and Deposit Operations from 1992 to 1995, responsible for a staff of 850 people providing cash management and deposit account servicing to corporate, commercial, and retail customers. Prior to 1992, Mr. Golon held a variety of management positions in Operations within Shawmut National Corporation. Mr. Golon is 49 years old.

     David L. Savoie became Senior Credit Officer of the Bank in July 1997. Mr. Savoie became Executive Vice President of the Corporation and Executive Vice President and Senior Lending Officer of the Bank in December 1991. Prior to joining the Corporation, Mr. Savoie was employed as Executive Vice President of First NH Bank during 1991 and Executive Vice President of Amoskeag Bank from 1990 through 1991. In these positions, he was responsible for the administration of non-performing assets. Mr. Savoie was employed by Old Stone Bank as Executive Vice President with responsibility for real estate loan origination and management from 1983 through 1990, and in various other executive and managerial capacities from 1972 through 1983. Mr. Savoie is 54 years old.

     Brian W. Thompson became Executive Vice President of the Corporation and Executive Vice President for Commercial Banking of the Bank in December 1996. Prior to joining the Corporation, Mr. Thompson was President and Chief Executive Officer of Finest Financial Corp. and its subsidiary, Pelham Bank and Trust Company, from October 1995 until its acquisition by the Corporation in December 1996. Prior to joining Finest Financial Corp., Mr. Thompson was Executive Vice President of Peoples Bancorp and Peoples Bank of Worcester from 1991 to 1995 with responsibility for Commercial Banking activities. He was also employed by Shawmut National Corporation in various executive, management and lending activities for 23 years. Mr. Thompson is 51 years old.

     William F. Burke became Senior Vice President of the Corporation and the Bank in April 1993. In addition, Mr. Burke currently holds the positions of Secretary of the Corporation and Secretary of the Bank to which he was named in May 1996 and August 1994, respectively. Mr. Burke was Vice President of the Corporation and the Bank from June 1992 until April 1993. Mr. Burke was previously employed by Shawmut National Corporation as Vice President responsible for corporate accounting policy and control and Senior Compliance Officer from 1991 to 1992, manager of financial planning and financial information systems from 1988 to 1991, and manager of budgeting and financial reporting from 1985 to 1988. He was employed by Shawmut National Corporation in other capacities from 1975 through 1985. Mr. Burke is 49 years old.

     Thomas P. Coursey became Senior Vice President and Controller of the Corporation and of the Bank in December 1996. Mr. Coursey had previously been named Vice President and Controller of the Corporation and of the Bank in August 1996. Prior to joining the Corporation, Mr. Coursey was employed by Shawmut National Corporation from 1985 to 1995 as Vice President in a variety of managerial capacities including Chief Financial Officer of various subsidiary banks, Deputy Controller, Corporate Tax Director, and Manager of Financial Operating Systems. Mr. Coursey is 50 years old.

     Each officer of the Corporation holds his office for one year and until his successor is elected and qualified or until his earlier resignation or removal.

Executive Compensation

Summary Compensation Table

     The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers serving on December 31, 1997 whose compensation exceeded $100,000 during fiscal 1997 (the "Named Executive Officers").



                                                                          Long-Term
                                                                         Compensation
                                                                         --------------
                                                                            Awards
                                             Annual Compensation         --------------
                                         ---------------------------       Securities              All Other
    Name and                              Salary              Bonus        Underlying            Compensation
  Principal Position          Year        ($)(1)              ($)(1)      Options (#)(2)           (#)(3)
  ------------------          ----       -------              ------     ---------------         ------------

 Leonard A. Wilson ......     1997       323,000               50,025           15,000              127,202
   President and Chief        1996       275,507              114,660           45,000              163,557
   Executive Officer          1995       260,483               42,900                0               79,750

 Brian Thompson..........     1997       153,365               25,875           17,000                4,500
   Executive Vice             1996             0                    0                0                    0
   President                  1995             0                    0           88,050(4)                 0

 David W. Dailey.........     1997       148,808               25,185            6,000                5,652
   Executive Vice             1996       141,799               58,380           18,000                4,236
   President                  1995       134,173               21,863                0                3,669

 Wayne C. Golon..........     1997       144,700               16,641           17,000                4,800
   Executive Vice             1996       136,625               38,220           18,000                7,110
   President                  1995        65,000 (5)            6,856           10,000               49,955

 David L. Savoie.........     1997       138,200               15,893            6,000                5,175
   Executive Vice             1996       131,174               36,680           18,000                4,177
   President                  1995       122,635               13,475                0                3,684

-----------------------
(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) Represents options granted in each of fiscal 1995, fiscal 1996 and fiscal 1997. During fiscal 1995, fiscal 1996 and fiscal 1997, the Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers.

(3) All Other Compensation represents a payment by the Corporation of premiums for term life insurance on behalf of Mr. Wilson in fiscal 1995, fiscal 1996, and fiscal 1997 in the amounts of $2,257, $2,257, and $2,829, respectively, accruals to Mr. Wilson's Executive Salary Continuation Agreement of $73,200, $156,800 and $120,000, respectively, payments by the Corporation of relocation expenses on behalf of Mr. Golon in fiscal 1996 and fiscal 1995 in the amount of $1,961 and $49,955 respectively, and a payment of $4,046 during fiscal 1996 to compensate Mr. Golon for the loss of tax benefit that would have accrued to him if he had been eligible to participate in the First Essex Bank 401(k) Plan (the "401(k) Plan") during the first year of his employment. The amounts reported also include Corporation matching contributions pursuant to the First Essex Bank 401(k) Plan (the "401(k) Plan") for fiscal 1995, fiscal 1996 and fiscal 1997 respectively, for the benefit of the named individuals. Such contributions were made in shares of Common Stock, valued as follows: Mr. Wilson, $4,293, $4,500 and $4,373; Mr. Thompson , $0, $0 and $4,500; Mr. Dailey, $3,669,
     $4,236 and $5,652; Mr. Golon, $0, $1,103 and $4,800; and Mr. Savoie,
     $3,684, $4,177 and $5,175.

(4) These stock options were assumed by the Corporation in conjunction with the acquisition of Finest Financial Corp. in December, 1996.

(5) This salary amount represents the salary paid to Mr. Golon from the commencement of his employment by the Corporation on July 10, 1995 through December 31, 1995.


Stock Options Granted in Fiscal 1997

     The following table sets forth certain information regarding stock options granted during fiscal 1997 to the Named Executive Officers:


                                                                                           Potential Realizable
                                              Individual Grants                              Value at Assumed
                           ----------------------------------------------------------         Annual Rates of
                             Number of       % of Total                                        Stock Price
                            Securities      Options/SARs      Exercise                       Appreciation for
                            Underlying       Granted to          or                            Option Term
                           Options/SARs     Employees in     Base Price    Expiration      ----------------------
   Name                      Granted(#)     Fiscal Period     ($/Share)       Date          5%($)       10%($)
-----------                -------------    -------------   - ----------   -----------     ----------   -- ------
Leonard A.Wilson               15,000            7.82%         19.750      10/09/2007       $482,560     $768,396
Brian Thompson                 11,000            5.73%         16.375      04/10/2007        293,405      467,198
                                6,000            3.13%         19.750      10/09/2007        193,024      307,358
David W. Dailey                 6,000            3.13%         19.750      10/09/2007        193,024      307,358
Wayne C. Golon                 11,000            5.73%         16.375      04/10/2007        293,405      467,198
                                6,000            3.13%         19.750      10/09/2007        193.024      307,358
David L. Savoie                 6,000            3.13%         19.750      10/09/2007        193,024      307,358

------------------------------


     The grants reflected in the table were made pursuant to the Corporation's 1997 Stock Incentive Plan (the "1997 Stock Plan") with the exception of a grant of 11,000 shares to each of Mr. Golon and Mr. Thompson that were made pursuant to the Corporation's 1987 Stock Option Plan (the "1987 Stock Plan").

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values

     The table below sets forth certain information regarding stock options exercised during fiscal 1997 and stock options held at December 31, 1997 by the Named Executive Officers. No stock appreciation rights ("SARS") are outstanding under the 1987 Stock Plan or the 1997 Stock Plan.


                                                                        Number of
                                                                        Securities                Value of
                                                                        Underlying              Unexercised
                                                                       Unexercised              In-the-Money
                                                                       Options/SARs             Options/SARs
                                                                        at Fiscal                at Fiscal
                                    Shares                             Year-End (#)             Year-End($)
                                  Acquired on         Value            Exercisable/             Exercisable/
             Name               Exercise(#) (1)    Realized($)        Unexercisable           Unexercisable(2)
             ----               ---------------    -----------        -------------           ----------------
Leonard A. Wilson .......          13,000             90,750           78,321/78,679         1,242,349/890,151
Brian Thompson ..........              --               --             88,050/17,000          1,371,819/96,625
David W. Dailey .........           7,000             69,750           26,289/25,011           405,957/271,256
Wayne C. Golon...........           2,150             14,519           10,517/32,333           137,876/288,287
David L. Savoie..........           2,300             24,663           39,289/25,011           639,957/271,256

----------------------
(1)  All exercises relate to grants made pursuant to the 1987 Stock Plan.

(2) Calculations based upon the difference between the closing price of the Corporation's Common Stock on December 31, 1997 of $23.25 and the exercise price of the options under both the 1987 Stock Plan and the 1997 Stock Plan.

Pension Plan

         The Bank provides a retirement plan (the "SBERA Plan") for its eligible employees through SBERA, an unincorporated association of savings banks operating within Massachusetts and of other organizations which provide services to or for savings banks. SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees.

         The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions in effect on December 31, 1997.


                                                                 Annual Pension Benefits
                                                              Based on Years of Service (1)
                                             -------------------------------------------------------------
                 Average                                                                          25 Years
              Compensation                   10 Years         15 Years          20 Years          and after
              ------------                   --------         --------          --------          ---------

  $  20,000. . . . . . . . . . . . .       $   2,500        $   3,750         $   5,000          $   6,250
     40,000  . . . . . . . . . . . .           5,642            8,463            11,284             14,104
     60,000  . . . . . . . . . . . .           9,342           14,013            18,684             23,354
     80,000  . . . . . . . . . . . .          13,042           19,563            26,084             32,604
    100,000  . . . . . . . . . . . .          16,742           25,113            33,484             41,854
    120,000  . . . . . . . . . . . .          20,442           30,663            40,884             51,104
    125,000  . . . . . . . . . . . .          21,367           32,050            42,734             53,417
    140,000  . . . . . . . . . . . .          24,142           36,213            48,284             60,354
    150,000  . . . . . . . . . . . .          25,992           38,988            51,984             64,979
    160,000(2) . . . . . . . . . . .          27,842           41,763            55,684             69,604
--------------------------

(1) The annual pension benefit is computed on the basis of a single life annuity.

(2) The maximum compensation that may be used to calculate benefits under the retirement plan is $160,000.

     The number of estimated credited years of service at age 65 for purposes of the retirement plan for the Named Executive Officers are: Mr. Wilson, 17; Mr. Thompson, 15; Mr. Dailey, 13; Mr. Golon, 19; and Mr. Savoie, 17.

     The pension benefit described above is funded entirely by contributions of the Bank. Mr. Wilson may also receive benefits under the Executive Salary Continuation Agreement described below.

Executive Salary Continuation Agreement

         The Corporation and the Bank (which are hereinafter sometimes referred to collectively as the "Employers") have entered into an Executive Salary Continuation Agreement with Mr. Wilson. Under this agreement, Mr. Wilson would be entitled to certain payments following retirement at or after age 62. Payments under the agreement will equal 65% of the highest annual compensation (including bonuses) received during any of the five years preceding retirement, reduced by a portion of social security benefits payable as well as amounts payable pursuant to other qualified defined benefit pension plans (i.e., the SBERA Plan). The agreement also provides for certain reduced payments if Mr. Wilson's employment terminates before age 62, and for certain benefits in the event of disability. Additionally, if Mr. Wilson were to die prior to retirement or disability, death benefits provided by this agreement may, in certain circumstances, be payable to his beneficiaries. In connection with this agreement, the Employers may elect to maintain an insurance policy on Mr. Wilson's life.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

     The Employers have entered into amended and restated employment agreements (the "Employment Agreements") with Messrs. Wilson, Thompson and Dailey. The Employment Agreements provide that such officers will receive annual compensation equal to $290,000, $150,000 and $146,000, respectively, subject to increases in accordance with the Employers' usual practice.

     Mr. Wilson's Employment Agreement is for a three-year term, which commenced on January 1, 1997, and is extended daily until notice of non-renewal is given by either Mr. Wilson or the Employers. Mr. Dailey's and Mr. Thompson's Employment Agreements are each for a two-year term, which commenced on January 1, 1997 and are extended daily until notice of non-renewal is given by either of Mr. Dailey or Mr. Thompson, as the case may be, or the Employers. Under each of the Employment Agreements, the Employers may terminate the officer's employment at any time for "cause", as defined therein, without incurring any continuing obligations to the officer. If the Employers terminate an officer's employment for any reason other than for "cause", as defined in the Employment Agreement, or if the officer terminates his employment for "good reason", as defined therein, the Employers will remain obligated to provide (a) an amount equal to the sum of such officer's base salary or other compensation earned through the date of termination, plus such officer's pro rata share of his highest annual bonus paid during the three fiscal years preceding such termination, plus all accrued vacation and deferred compensation; (b) a lump sum severance benefit equal to three times the sum of such officer's annual base salary and the highest annual bonus paid to such officer in the three fiscal years preceding such termination; (c) benefits as specified in the officer's Employment Agreement for the duration of what otherwise would have been the term of the Employment Agreement and (d) a pension adjustment as specified in the Employment Agreement.

     In addition, the Employers have entered into special termination agreements (the "Special Termination Agreements") with Messrs. Wilson, Dailey, Thompson, DiGaetano, Golon, Savoie and Burke. These agreements provide generally that if there is a "Change in Control", as defined therein, of either of the Employers and if at any time during the three-year period (in the case of Mr. Wilson and Mr. Thompson) or two-year period (in the case of Messrs. Dailey, DiGaetano, Golon, Savoie and Burke) following such "Change in Control", either of the Employers were to terminate the officer's employment for any reason other than due to the officer's death, or for "cause", as defined therein, or the officer were to terminate his employment with either of the Employers following a significant change in the nature or scope of the officer's responsibilities, authorities, powers, functions or duties; a determination by such officer that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by such officer immediately prior to such Change in Control; a reduction in such officer's annual base salary; a significant relocation of the Employers' offices; a failure of the Employers to pay any portion of compensation due to the officer; the termination of or a material reduction in benefits; or for failure of the Employers to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreement, the officer would be entitled to receive certain severance benefits provided in such officer's Special Termination Agreement. Such severance benefits include an amount equal to the sum of such officer's base salary or other compensation earned through the date of termination, plus such officer's pro rata share of his highest annual bonus paid during the three fiscal years preceding such termination, plus all accrued vacation and deferred compensation; and an amount equal to three times the highest average total compensation for three of the then preceding five years in the case of Messrs. Wilson and Thompson, and two times the highest average total compensation for three of the then preceding five years in the case of Messrs. Dailey, DiGaetano,

Golon, Savoie and Burke. In the case of such a termination, each of Mr. Wilson, Mr. Thompson and Mr. Dailey could elect to receive (in lieu of any benefits due under such officer's Special Termination Agreement) such termination benefits as he may receive under his Employment Agreement.

Compensation/Nominating Committee Interlocks and Insider Participation

     Mr. Wilson participated in the deliberations of the Compensation/Nominating Committee concerning compensation of all executive officers other than himself. No Compensation/Nominating Committee interlocks exist.

Compensation/Nominating Committee Report on Executive Compensation

         Overview

     The Corporation's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's performance goals, reward above average corporate performance, recognize individual initiative and achievement, align management's and stockholders' interests in the enhancement of stockholder value through stock and stock option awards, and assist the Corporation in attracting and retaining qualified management.

     Compensation of the Corporation's executive officers for fiscal 1997 was composed of three elements: (1) annual base salary, (2) annual performance incentives in the form of cash bonuses under the Corporation's Senior Management Incentive Compensation Plan (the "Incentive Plan") and (3) long-term performance incentives in the form of stock option awards under the 1987 Stock Plan and 1997 Stock Plan.

     In 1996, the Corporation retained Thomas Warren & Associates, Inc. ("Warren") as a compensation consultant to evaluate the Corporation's executive compensation. In its analysis, Warren compared the Corporation's compensation to that of a peer group of eleven Massachusetts banks with assets between $1 billion and $2.5 billion (the "Peer Group"). Warren also compared the Corporation's compensation levels to levels for banks located in New England of comparable size and type published by banking associations and other organizations ("Published Data"). Warren's analysis is reflected in the base salary ranges set for fiscal 1997.

     While the Peer Group and the banks discussed in the Published Data are not identical to the Keefe, Bruyette & Woods, Inc. New England Savings Bank Index to which the Corporation's stock performance is compared in this Proxy Statement, the Compensation/Nominating Committee believes that the compensation information for these groups is comparable since both groups contain banks located in New England of comparable size and type.

     Each element of the Corporation's executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.

         Base Salary

     The fiscal 1997 salaries of the executive officers were established in December 1996, based upon salary ranges determined by the Compensation/Nominating Committee. The Committee established the salary ranges after reviewing Warren's recommendations based upon salaries paid by banks of comparable size and type located in New England.

     The Chief Executive Officer recommends to the Compensation/Nominating Committee the salary level to be paid to each executive officer within the ranges so established based upon corporate and individual performance. The numeric data used to evaluate the performance of the Corporation includes, but is not limited to, return on assets, return on equity, asset growth and quality, operating efficiency ratio, and capital position. Salaries are also based upon a subjective evaluation of the individual performance of the officer and his or her duties and responsibilities. The Compensation/Nominating Committee determines the salary level of the Chief Executive Officer based upon the same criteria.

     Base salaries in fiscal 1997 were established within the salary ranges set by the Compensation/Nominating Committee. Salaries were generally set within the middle third of the established salary range, reflecting the Compensation/Nominating Committee's belief that the Corporation's Named Executive Officers perform comparable duties and have comparable responsibilities to similarly situated officers at the banks analyzed in determining the salary ranges. These salaries also reflect the continuing improvement in the Corporation's performance and are designed to provide the executive officers with base salaries comparable to officers in the Corporation's Peer Group and the banks analyzed in the Published Data.

         Cash Bonuses

     Annual incentives are provided through the grant of cash bonuses pursuant to the Incentive Plan. Incentive compensation paid pursuant to the Incentive Plan is based on both organizational and individual performance.

     The Incentive Plan provides that bonuses, calculated as a percent of base salary, may be awarded if the Corporation meets specified performance objectives, measured on the basis of return on assets. Bonuses awarded to executives other than Messrs. Wilson and Dailey may be adjusted based upon a subjective evaluation of such officer's attainment of individual performance goals set for that officer at the beginning of the year in which the bonus is awarded.

     In fiscal 1997, the Compensation/Nominating Committee granted cash bonuses to Messrs. Wilson, Dailey, Golon, Savoie and Thompson totaling $50,025, $25,185, $16,640, $15,893 and $25,875, respectively. These awards reflect the Corporation's achievement of specified performance objectives as provided in the Incentive Plan. Bonuses awarded to Messrs. Golon and Savoie also reflect such officers' attainment of individual performance goals established for 1997.

         Stock Options

     Long-term incentives are provided through the grant of stock options. The 1987 Stock Plan and 1997 Stock Plan (hereafter, the "Stock Plans") are administered by the Compensation/Nominating Committee, which has the power to determine those individuals to whom options and rights will be granted, the number of shares, the types of options and other terms and conditions of the options and rights. The Stock Plans provide for the granting of both "incentive stock options" and "nonqualified stock options". In addition, the 1997 Stock Plan provides for the granting of unrestricted stock awards, conditioned stock awards, performance share awards and stock appreciation rights. All options granted under the Stock Plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and will expire no later than ten years from the date of grant. The 1987 Stock Plan expired on August 4, 1997. No further options can be granted under the 1987 Stock Plan after such expiration.

     In fiscal 1997, the Compensation/Nominating Committee granted stock options to Mr. Wilson totaling 15,000 shares, and 6,000 shares each to Messrs. Dailey, Golon, Savoie and Thompson, under the 1997 Stock Plan. In addition, Messrs. Golon and Thompson were granted options totaling 11,000 shares each under the 1987 Stock Plan. The stock options, which vest over a three year period, were also designed to align the officers' and stockholders' long-term objectives.

         Determination of the Chief Executive Officer's Compensation

     Mr. Wilson's salary, cash bonus, and stock options are determined by the Compensation/Nominating Committee substantially in accordance with the policies described above relating to all executives of the Corporation. In particular, the Compensation/Nominating Committee considered, among other things, the following performance criteria in determining Mr. Wilson's 1997 base salary: (1) financial performance of the Corporation; (2) selection and management of staff;
(3) development of regional business relationships; (4) effective management of bank budgets and asset growth; and (5) development of new opportunities for business expansion. The grant of a cash bonus to Mr. Wilson in fiscal 1997 reflects the Corporation's achievement of certain performance objectives as specified in the Incentive Plan.

     In December 1996, the Compensation/Nominating Committee increased Mr. Wilson's base salary for fiscal 1997. This salary increase reflects the continuing improvement in the performance of the Corporation, recognizes Mr. Wilson's achievement of certain strategic goals including building an experienced management team, improving asset quality and developing a strategic plan for the Corporation, and ensures that Mr. Wilson's salary will remain comparable to that of other chief executive officers of similarly situated banks.

                                            THOMAS S. BARENBOIM
                                            AUGUSTINE J. FABIANI
                                            ROBERT H. PANGIONE
                                            WALTER W. TOPHAM
                                            LEONARD A. WILSON (ex officio)

Comparative Performance by the Corporation

     The chart that follows compares the Common Stock with (i) the S&P 500 and
(ii) the Keefe, Bruyette & Woods, Inc. ("KBW") New England Savings Bank Index, and assumes an investment of $100 on December 31, 1992, in each of the following: (1) the Common Stock of the Corporation; (2) the Stocks comprising the S&P 500 Index; and (3) the Stocks of the KBW New England Savings Bank Index.


                      INDEX OF TOTAL RETURN (12/31/92=100)

               S&P 500      KBW New England     FESX           Price Plus
DATE           INDEX          Bank Index       Indexed     Cumulative Dividends
--------------------------------------------------------------------------------
12/31/92       100.00           100.00         100.00           $ 3.750
 3/31/93       104.35           110.93         136.67           $ 5.125
 6/30/93       104.85           104.57         116.67           $ 4.375
 9/30/93       107.52           135.41         198.00           $ 7.425
12/31/93       110.02           133.51         182.83           $ 6.856
--------------------------------------------------------------------------------
 3/31/94       105.87           140.44         214.93           $ 8.060
 6/30/94       106.33           165.45         264.33           $ 9.912
 9/30/94       111.53           157.97         252.79           $ 9.480
12/31/94       111.51           134.40         208.26           $ 7.810
--------------------------------------------------------------------------------
 3/31/95       122.33           150.90         229.75           $ 8.616
 6/30/95       133.97           171.43         235.55           $ 8.833
 9/30/95       144.58           196.16         306.78           $11.504
12/31/95       153.26           209.77         331.90           $12.446
--------------------------------------------------------------------------------
 3/31/96       161.48           210.20         317.17           $11.894
 6/30/96       168.71           222.95         324.40           $12.165
 9/30/96       173.88           250.54         361.53           $13.558
12/31/96       188.36           289.74         399.04           $14.964
--------------------------------------------------------------------------------
 3/31/97       193.44           300.88         452.10           $16.954
 6/30/97       227.14           361.53         540.07           $20.252
 9/30/97       244.13           426.65         632.49           $23.719
12/31/97       251.12           498.12         726.09           $27.228
--------------------------------------------------------------------------------
                                           Source: KEEFE, BRUYETTE & WOODS, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 13, 1998 the beneficial ownership of Common Stock for (i) each person known by the Corporation to own beneficially more than 5% of the Common Stock as of such date, (ii) each current Director and nominee for re-election as a Director of the Corporation, (iii) each executive officer, and (iv) all current directors and executive officers of the Corporation as a group:

                                                                 Number of Shares
                                                                  of Common Stock
                                                                   Beneficially          Percent
               Name                                                  Owned(1)          of Class(2)
               ----                                              ----------------      -----------
Thomas S. Barenboim.............................................      15,600              0.21%
William F. Burke (3)(4).........................................      35,145              0.46%
Thomas P. Coursey (4)...........................................       3,369              0.04%
David W. Dailey (3)(4)..........................................      55,717              0.74%
John M. DiGaetano (4)...........................................      60,531              0.80%
Augustine J. Fabiani (3)........................................      17,665              0.23%
Wayne C. Golon (3)(4)...........................................      19,478              0.26%
William L. Lane (3).............................................      18,872              0.21%
Frank J. Leone, Jr (3)..........................................      31,565              0.42%
Robert H. Pangione (3)(5).......................................      91,973              1.22%
David L. Savoie (4).............................................      53,951              0.71%
Brian W. Thompson (4)...........................................     109,135              1.43%
Walter W. Topham (3)(6).........................................      21,692              0.29%
Robert H. Watkinson (3).........................................      20,048              0.27%
Leonard A. Wilson (3)(4)........................................     121,243              1.60%
All Directors and Officers as a group (15 persons) (1)(4)(5)(6).     675,977              8.59%

--------------------------------------

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed. The amounts set forth above as beneficially owned also include shares of Common Stock which such beneficial owner had the right to acquire within 60 days of March 13, 1998 under options previously granted pursuant to the 1987 Stock Plan and/or the 1997 Stock Plan in the following amounts:
       Mr. Barenboim, 10,500 shares; Mr. Burke, 32,000 shares; Mr. Coursey, 3,333 shares; Mr. Dailey, 35,234 shares; Mr. DiGaetano, 52,934 shares; Mr. Fabiani, 8,000 shares; Mr. Golon, 16,725 shares; Mr. Lane, 8,000 shares; Mr. Leone, 5,000 shares; Mr. Savoie, 14,434 shares; Mr. Thompson, 91,716 shares; Mr. Topham, 3,000 shares; Mr. Watkinson, 8,000 shares; Mr. Wilson, 42,642 shares; and all of the Directors and Officers as a group, 331,518 shares. For information regarding the stock options held by the Named Executive Officers, see "Stock Options Granted in 1997" and "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values." On March 13, 1998, the closing sale price of the Corporation's Common Stock as reported by the Nasdaq National Market was $24.625.

(2) For purposes of computing the Percent of Class held by each person, any shares of Common Stock which such person has the right to acquire within 60 days of March 13, 1998 pursuant to the exercise of a stock option is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the Percent of Class held by any other person.

(3) Indicates that such person shares voting or investment power as to all or a portion of such shares. The number of shares as to which each person shares voting or investment power is as follows: Mr. Burke, 1,500 shares; Mr. Dailey, 19,000 shares; Mr. Fabiani, 1,595 shares; Mr. Golon, 2,150 shares; Mr. Lane, 4,552 shares; Mr. Leone, 26,440 shares; Mr. Pangione, 12,825 shares; Mr. Topham, 2,457 shares; Mr. Watkinson, 3,000 shares;
       Mr. Wilson, 28,500 shares.

(4) Includes shares allocated to the account of such persons under the 401(k) Plan in the following amounts: Mr. Burke, 1,645 shares; Mr. Coursey, 36 shares; Mr. Dailey, 1,483 shares; Mr. DiGaetano, 3,412 shares; Mr. Golon, 603 shares; Mr. Savoie, 1,417 shares; Mr. Thompson, 1,814 shares; Mr. Wilson, 9,901 shares; and all of the Directors and Officers as a group, 20,311 shares.

(5) Includes 35,000 shares owned by Mr. Pangione's wife. Mr. Pangione disclaims beneficial ownership of the shares owned by his wife.

(6)    Includes 43 shares owned jointly by Mr. Topham's wife and daughter.


Certain Transactions With Management and Others

       As a matter of policy, the Bank makes loans to Directors, officers and employees of the Corporation or the Bank within the limitations set by law, provided that such loans are on the same terms and conditions as offered to any other borrower. All loans that have been obtained by the Directors, officers and employees of the Corporation or the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features to the Bank. All loans to Directors or officers must be approved by the Board of Directors.

       From time to time the Bank has purchased various services and products in the ordinary course of its business from various companies owned or operated by, or employing, certain of its Directors. Such transactions have been entered into on terms no less favorable to the Bank than would have been available from unrelated third parties.

                            EXPENSES OF SOLICITATION

       The Corporation will pay the entire expense of soliciting proxies for the Annual Meeting. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies and will be compensated in the amount of $1,500 plus out-of-pocket expenses. In addition to such solicitation and solicitation by use of the mails, certain Directors, officers and regular employees of the Corporation and the Bank (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers and any persons who own more than 10% of the Corporation's common stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes of ownership of common stock. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on the information furnished to the Corporation during fiscal 1997, all such Section 16(a) filing requirements were complied with.

                          NOTICE OF 1999 ANNUAL MEETING

       Notice is hereby given that the 1999 Annual Meeting of Stockholders of First Essex Bancorp, Inc. will be held on Thursday, May 6, 1999, unless stockholders are notified otherwise.

           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

       Pursuant to federal securities law, stockholder proposals intended to be presented at the 1999 annual meeting must be received in writing by the Corporation not less than 120 calendar days in advance of the anniversary date of this Proxy Statement (i.e., by December 7, 1998) in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy for that meeting. The By-laws of the Corporation provide that any proposals or Director nominations submitted by stockholders that will not be included in the Proxy Statement for an annual meeting may still be presented for action at such annual meeting if such proposal is filed with the Secretary of the Corporation at least 75 days, but not more than 120 days, before the anniversary of the preceding year's annual meeting (the "Anniversary Date"). However, if the annual meeting is scheduled for a date more than seven days before the Anniversary Date, stockholder proposals or nominations must be received by the Corporation before the later of (i) 20 days after public disclosure of the date for the annual meeting or (ii) the 75th day before the annual meeting. Any proposals should be mailed to: Secretary, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.

                             INDEPENDENT ACCOUNTANTS

       Arthur Andersen LLP served as the independent public accountants for the Corporation for fiscal 1997 and is expected to serve as the Corporation's independent public accountants for 1998. Representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

       The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FES15 3                            DETACH HERE


                                     PROXY

                           FIRST ESSEX BANCORP, INC.

                  71 MAIN STREET, ANDOVER, MASSACHUSETTS 01810
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 7, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints Leonard A. Wilson, David W. Dailey and William F. Burke and each of them the attorney and proxy of the undersigned, with full power of substitution to vote all shares of common stock of First Essex Bancorp, Inc. (the "Corporation") held of record by the undersigned at the close of business on March 13, 1998, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 7, 1998 at 10:00 a.m. local time at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts and at any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments thereof. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before said meeting and any adjournments thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR election of the three nominees proposed by the Board of Directors as Class II Directors of the Corporation, so that a stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy on the reverse side and return it in the enclosed envelope.

    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON AND DATE ON THE REVERSE SIDE
         AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                 ---------------
                                                                 | SEE REVERSE |
                                                                 |    SIDE     |
                                                                 ---------------

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FES15 3                            DETACH HERE

[X] Please mark
    votes as in
    this example.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) pursuant to the revocation methods specified in the Proxy Statement.

1. To elect the following three nominees proposed by the Board of Directors as Class II Directors of the Corporation.

   Nominees: Augustine J. Fabiani, Walter W. Topham and
             Leonard A. Wilson
             [ ]   FOR              [ ] WITHHELD
                   ALL                  FROM ALL
                 NOMINEES               NOMINEES
 FOR
 ALL
EXCEPT
 [ ] ________________________________________________________________________
 If you wish to withhold your shares from one or two of the nominees, mark the "For All Except" box and write the nominee's(s') name(s) on the line above.


                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                              Please date and sign exactly as your name appears hereon and return in the enclosed envelope. Where there is more than one holder only one must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.


Signature: _______________ Date: _______ Signature: ______________ Date: _______